EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES

                              FED. I.D. 11-2037182


  NAME OF SUBSIDIARY                                I.D. NUMBER

  Atlantic Hardware and Supply Corporation           13-2687036
  Southern Mortgage Associates, Inc.                 58-1283424
  Wel-Com Financial Services, Inc.                   31-0484520
  Homeowners Equities, Inc.                          11-2164702
  Colonial Commercial Sub Corp.                      11-3391045
  Devon Capital Corporation                          11-2511952
  Devon Home Center Stores of Alabama, Inc.          63-0899560
  Devon Home Center Stores of Alaska, Inc.           93-0888948
  Devon Home Center Stores of Arizona, Inc.          86-0435657
  Devon Home Center Stores of Arkansas, Inc.         72-0575478
  Devon Home Center Stores of California, Inc.       95-3562992
  Devon Home Center Stores of Colorado, Inc.         11-2659058
  Devon Home Center Stores of Connecticut, Inc.      06-1212345
  Devon Home Center Stores of Delaware, Inc.         51-0272647
  Devon Home Center Stores of Florida, Inc.          59-2133173
  Devon Home Center Stores of Georgia, Inc.          58-1562213
  Devon Home Center Stores of Hawaii, Inc.           59-2602021
  Devon Home Center Stores of Idaho, Inc.            82-0391365
  Devon Home Center Stores of Illinois, Inc.         11-2659057
  Devon Home Center Stores of Kansas, Inc.           48-0977143
  Devon Home Center Stores of Kentucky, Inc.         62-1185807
  Devon Home Center Stores of Louisiana, Inc.        72-0946179
  Devon Home Center Stores of Maryland, Inc.         52-1426814
  Devon Home Center Stores of Massachusetts, Inc.    04-2898705
  Devon Home Center Stores of Mississippi, Inc.      64-0662622
  Devon Home Center Stores of Missouri, Inc.         43-1340332
  Devon Home Center Stores of Montana, Inc.          93-0953467
  Devon Home Center Stores of Nebraska, Inc.         47-0645693
  Devon Home Center Stores of Nevada, Inc.           88-0175788
  Devon Home Center Stores of New Jersey, Inc.       11-1263496
  Devon Home Center Stores of New Mexico, Inc.       74-2274898
  Devon Home Center Stores of New York, Inc.         14-1680633
  Devon Home Center Stores of North Carolina, Inc.   62-1165477
  Devon Home Center Stores of North Dakota, Inc.     45-0385825
  Devon Home Center Stores of Ohio, Inc.             11-2659059
  Devon Home Center Stores of Oklahoma, Inc.         73-1153207
  Devon Home Center Stores of Pennsylvania, Inc.     52-1502376
  Devon Home Center Stores of Rhode Island, Inc.     05-0422283
  Devon Home Center Stores of South Carolina, Inc.   57-0734213
  Devon Home Center Stores of South Dakota, Inc.     46-0381832
  Devon Home Center Stores of Tennessee, Inc.        62-1164261
  Devon Home Center Stores of Texas, Inc.            74-2205286
  Devon Home Center Stores of Utah, Inc.             87-0410622
  Devon Home Center Stores of Virginia, Inc.         62-1209840
  Devon Home Center Stores of Washington, Inc.       91-1219687
  Devon Home Center Stores of Wyoming, Inc.          83-0277441
  Financial Resources, Inc.                          54-1159936
  Henry Appliance Corporation                        54-1107964
  Henry's Warehouse, Inc.                            54-1116717